Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-257305) on Form S-4 of our report dated June 22, 2021, relating to the consolidated financial statements of Acorns Grow Incorporated and Subsidiaries for the year ended September 30, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

October 26, 2021